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                                                  Exhibit No. 10.54

AMENDMENT TO INTERNATIONAL EXCLUSIVE LICENSE AGREEMENT

This Amendment is made and entered into by an between BHPC Marketing, Inc. ("Licensor") and I.C. Isaacs Europe, S.L. by name change from Zacari 2000, S.L. ("Licensee") and is dated and effective as of March 1, 1999. This Amendment amends and modifies that certain International Exclusive License Agreement (Wholesale) between Licensor and Licensee dated August 15, 1996, as amended as of June 3, 1997 (the "Agreement").

                                 (I)

The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Agreement. To the extent that the provisions of this Amendment are inconsistent with the terms and conditions of the Agreement, the terms set forth herein shall control. The parties agree that there is sufficient and adequate consideration for the amendments set forth herein.

                                 (II)

1. The License Agreement Detail Schedule (Wholesale sales), as amended, is hereby amended by deleting Section 4, "Renewal Term" and replacing it with the following:

    4. Renewal Term                  FROM               TO
       ------------                  ----               --
First Renewal Period (if any)        January 1, 2000    December 31, 2000
Second Renewal Period (if any)       January 1, 2001    December 31, 2002
Third Renewal Period (if any)        January 1, 2003    December 31, 2004

The Initial Term shall end on December 31, 1999, unless otherwise renewed as stated above in accordance with the Agreement. Conforming changes are hereby made to Section 7b. to reflect the renewal terms stated above.

2. The royalty payment obligations of Licensee as stated in Sections 8(a)(i) and 8(a)(ii) of the Agreement are hereby amended, for Contract Year 2000, if the Agreement is renewed for that year, by stating that the royalty rates for Net Shipments under each of Sections 8(a)(i) and 8(a)(ii) shall be "three percent (3%)", and not six percent (6%). A conforming amendment is hereby made to the License Agreement Detail Schedule.

3. The parties agree that the royalties as stated in Paragraph (2) above and
Section 10 of the Agreement for Contract Year 2000 shall be paid as follows:

    A Guaranteed Annual Royalty Payment for Contract Year 2000 commencing January 1, 2000 in the amount of Sixty Thousand Dollars ($60,000.00), payable in Guaranteed Monthly Royalty Payments of Five Thousand Dollars ($5,000.00).


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A conforming amendment is hereby made to the License Agreement Detail
Schedule to reflect the amended Guaranteed Annual Royalty Payment and Guaranteed Monthly Royalty Payment as stated in this Paragraph 3. All Guaranteed Target Net Shipments and Guaranteed Net Shipments shall be "0".

4. The royalty payment obligations of Licensee as stated in Sections 8(a)(i) and 8(a)(ii) of the Agreement are hereby amended by adding a new sentence to
Section 8(a) as follows:

    "Notwithstanding any other provision of this Agreement, the parties agree that actual royalty payments and any Guaranteed Annual Royalty Payments and Guaranteed Monthly Royalty Payments are not due or payable by Licensee to Licensor for the period commencing on March 1, 1999 and through and including December 31, 1999. Royalty payments and annual/monthly minimum payments as stated in the March 1, 1999 Amendment to this Agreement shall become applicable for the Contract Year which begins January 1, 2000, if the Agreement is renewed for that period."

5. The Agreement is hereby amended by stating that the One Percent (1%) advertising and marketing expenditures required to be invested by Licensee shall be a Four Percent (4%), for the Contract Year which begins on January 1, 2000.

6. For Contract Years after Contract Year 2000, if there is a further renewal of the Agreement, the royalty rates and minimums in effect as of the date of this Amendment shall apply unless the parties agree in writing to different terms.

7 Section 7b. of the Agreement is amended by adding the following sentence at the end of it:

    "Notwithstanding any other provision of this Agreement, the parties agree that renewal notice to extend the Agreement for the First Renewal Period (Contract Year 2000) shall be given by Licensee by not later than August 1, 1999."

                                     (III)

Licensor and Licensee acknowledge and agree that the Agreement, as amended by this Amendment, remains in full force and effect and represents the entire Agreement of the parties with respect to the matters contained herein.


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IN WITNESS WHEREOF, the parties hereto agree that this Amendment shall take effect as of the date and year first written above.

LICENSOR:                               LICENSEE:

BHPC MARKETING, INC.                    I.C. ISAACS EUROPE, S.L.

By: /s/ Don Garrison                    By: /s/ Robert Arnot
    ----------------                    --------------------
        Don Garrison                            Robert Arnot

Title: Vice President                   Title: Chairman & CEO
       --------------                          --------------

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